EXHIBIT 5

                 OPINION OF COUNSEL RE:  LEGALITY


                                       May 16, 1997



Fonar Corporation 110 Marcus Drive Melville, NY  11747

Dear Sirs:

         I refer to the Registration Statement on Form S-8 to which this opinion is an Exhibit (the "Registration Statement"), being filed by Fonar Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to: 5,000,000 shares of the Company's Common Stock issuable pursuant to non-statutory stock options which may be granted under the Company's 1997 Non-Statutory Stock Option Plan ("NSOP Common Stock") and 5,000,000 shares of the Company's Common Stock which may be issued pursuant to the Company's 1997 Stock Bonus Plan ("Bonus Common Stock").

         As counsel for the Company, I have examined the originals or photostatic or certified copies of such records, certificates and instruments of the Company, certificates of officers of the Company and of public officials and such other instruments and documents as I have deemed relevant and necessary for the purposes of rendering the opinions set forth below. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies and the correctness of all statements of fact contained therein.

         Based upon the foregoing, I am of the opinion that:

   (i) The NSOP Common Stock has been duly and validly authorized, and when issued in accordance with the terms of the Company's 1997 Non-Statutory Stock Option Plan and the applicable options granted thereunder, will be legally issued, fully paid and non-assessable; and

   (ii) The Bonus Common Stock has been duly and validly authorized, and when issued in accordance with the terms of the Company's 1997 Stock Bonus Plan and any applicable bonus stock awards made thereunder will be legally issued, fully paid and non-assessable.

         I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in Item 5 of the Registration Statement.

                                       Very truly yours,


                                       /s/Henry T. Meyer
                                       Henry T. Meyer,
                                       Esq. General Counsel